UNITED STATES
             SECURITIES AND EXCHANGE COMMISSION
                   Washington, D.C.  20549



                          FORM 8-K



                       CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act
                           of 1934



Date of Report (Date of earliest event reported): May 19, 2000



                 MGIC Investment Corporation
   (Exact name of registrant as specified in its charter)


     Wisconsin              1-10816              39-1486475
  (State of other         (Commission           (IRS Employer
  jurisdiction of         File Number)       Identification No.)
   incorporation)


 250  East  Kilbourn  Avenue,  Milwaukee, Wisconsin          53202
      (Address of principal executive offices)            (Zip Code)



 Registrant's telephone number, including area code:    414-347-6480


                        Not Applicable
  (Former name or former address, if changed since last report)

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Item 5.  Other Events.

      The Company's Mortgage Guaranty Insurance Corporation subsidiary ("MGIC") is a defendant in Downey et. al. v. MGIC.
                                      -----------------------
This action was commenced on May 19, 2000, with the filing of a complaint in Federal District Court for the Southern District of Georgia seeking class action status on behalf of a nationwide class of home mortgage borrowers. The complaint, which contains allegations similar to those in the now-dismissed Lambert v. MGIC case filed in that Court by the same
          ---------------
attorneys (see Part II, Item 1 of the Company's Quarterly Report on Form 10-Q for the Quarter Ended March 31, 2000), alleges that MGIC violated the Real Estate Settlement Procedures Act ("RESPA") by providing agency pool insurance and entering into other transactions with lenders (including captive mortgage reinsurance and contract underwriting) that were not properly priced, in return for the referral of mortgage insurance. The complaint seeks damages of three times the amount of the mortgage insurance premiums that have been paid and that will be paid at the time of judgment for the mortgage insurance that is found to be involved in a violation of RESPA. The complaint also seeks injunctive relief,  including  prohibiting  MGIC  from  receiving  future premium payments. In due course, MGIC will answer the complaint and deny liability. There can be no assurance, however, that the ultimate outcome of the litigation will not materially affect the Company.

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
                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange
Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                 MGIC INVESTMENT CORPORATION



Date:     May 25, 2000                /s/  Jeffrey H. Lane
                                 -----------------------------
                                 Jeffrey H. Lane, Senior Vice
                                 President and General Counsel


                               -3-

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